Exhibit 99.2

September 10, 2013

Clean Energy Announces Pricing of $220 Million Private Offering of Convertible Senior Notes

NEWPORT BEACH, Calif. — (BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced the pricing of its private offering of $220 million aggregate principal amount of convertible senior notes due 2018 (the “notes”). The size of the offering was increased from the previously announced $200 million aggregate principal amount. Clean Energy has also granted the initial purchasers of the notes a 30-day option to purchase up to $30 million aggregate principal amount of additional notes. The sale of the notes is expected to close on September 16, 2013, subject to customary closing conditions

The notes will be senior unsecured obligations of the Company. Interest on the notes will be payable semi-annually at a rate of 5.25% per year, and the notes will mature on October 1, 2018 unless earlier purchased, redeemed or converted. The notes will be convertible at any time at the option of the noteholders into shares of the Company’s common stock at the then-applicable conversion rate. The initial conversion rate will be 64.1026 shares of Clean Energy’s common stock per $1,000 principal amount of the notes (subject to adjustment in certain circumstances), which is equivalent to a purchase price of approximately $15.60 per share and represents an approximately 25% conversion premium relative to the closing sale price of Clean Energy’s common stock on September 10, 2013.

The Company estimates that the net proceeds from the sale of the notes will be approximately $213 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by the Company (assuming no exercise of the initial purchasers’ option to purchase additional notes), and the Company expects to use those net proceeds to fund capital expenditures and for general corporate purposes.

The notes are being offered and sold to qualified institutional buyers in compliance with Rule 144A under the Securities Act of 1933 (the “Securities Act”). Neither the notes nor the shares of the Company’s common stock issuable upon conversion of the notes have been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the securities described, and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the completion and timing of the offering and the Company’s planned use of any proceeds of that offering. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, market and other general economic conditions, the Company’s and the initial purchasers’ ability to satisfy the conditions required to close the offering, and the Company’s perception of future availability of equity or debt financing needed to fund the growth of its business.  The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.  Additionally, the Company’s Form 10-Q filed on August 8, 2013 with the Securities and Exchange Commission (www.sec.gov) contains additional risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Clean Energy Media Contact:
Gary Foster, 949-437-1000
Senior Vice President, Corporate Communications
gfoster@cleanenergyfuels.com
or
Clean Energy Investor Contact:
Tony Kritzer, 949-437-1403
Director, Investor Relations
tkritzer@cleanenergyfuels.com